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                                                                   Exhibit 8.1

                         [Hunton & Williams Letterhead]




                                 March 3, 1998

Union Planters Mortgage Finance Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018

Ladies and Gentlemen:

         We have acted as counsel to Union Planters Mortgage Finance Corp., a Delaware corporation (the "Depositor"), in connection with the preparation of a Registration Statement on Form S-3 and S-11 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Securities (as such term is defined in the Registration Statement) in one or more series ("Series"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the parties thereto, each to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectus and forms of prospectus supplement related thereto contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the parties thereto for such Series of Securities and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of Securities comply (without waiver) with all of the provisions of the related Agreements and the other documents prepared and executed in connection with such transactions.

         As tax counsel to the Depositor, we have considered certain federal income tax aspects of the proposed issuance of Securities of each Series. In particular, we have considered the material federal income tax consequences for holders of Securities and have reviewed the description of the material federal income tax consequences for holders of



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Union Planters Mortgage Finance Corp.
March 3, 1998
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Securities that appears in each form of Prospectus Supplement under the caption
"Summary Federal Income Tax Consequences" and in the core Prospectus under the caption "Federal Income Tax Consequences", each forming a part of the Registration Statement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm that the matters discussed in each form of Prospectus Supplement under the caption "Summary - Federal Income Tax Consequences" and under the caption "Federal Income Tax Consequences" in the core Prospectus, each forming a part of the Registration Statement represent the opinion of Hunton & Williams as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Securities. You should be aware that this opinion represents our conclusions as to the application of existing law to the purchase, ownership and disposition of the Securities. This opinion is effective as of the date of issuance of any Series of Securities, subject to the limitation set forth herein regarding our participation as tax counsel to the Depositor, provided that a new opinion will be rendered by us upon any material change in law prior to the issuance of Securities for which we act as special tax counsel to the Depositor. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         This opinion is based on the facts and circumstances set forth in the Registration Statement, in the final Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in law subsequent to the date hereof. Furthermore, we express no opinion with respect to any Series of Securities for which we do not act as tax counsel to the Depositor.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.

                                                Very truly yours,


                                                /s/ Hunton & Williams